Exhibit 10.ii.ttt.

RENEWAL OF SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL/BIOFOS)

MALAYSIA

DATE:

SELLER:	MOSAIC CROP NUTRITION LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH RIVERVIEW, FL 33578

BUYER:	Cargill Feed Sdn. Bhd.
Lot 55771, Dry Bulk terminal, Jalan Mawar, Westport (Pulau Indah), Klang, Selangor, Malaysia 42009

PRODUCT:	MONOCALCIUM PHOSPHATE (BIOFOS)

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	MALAYSIA

PERIOD:	JUNE 2008 THROUGH MAY 2009

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL FEED SDN. BHD.	MOSAIC CROP NUTRITION, LLC

By:	By:
Name:	Name:
Its:	Its: